Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT APPLIES TO BECOME A BANK HOLDING COMPANY

Converting Its Utah Industrial Bank to a Utah State Bank

        NEW YORK – November 13, 2008 – CIT Group Inc. (NYSE: CIT), a leading commercial finance company, today announced that it has applied with the U.S. Federal Reserve Board of Governors to become a bank holding company. Concurrently, CIT Bank, a Utah-based wholly-owned subsidiary of CIT, filed an application to convert its charter from an industrial bank to a Utah State Bank. CIT has also submitted an application to participate in the U.S. Treasury’s Capital Purchase Program (TARP), conditional upon being granted status as a bank holding company by the Federal Reserve.

        These actions are intended to provide CIT with expanded opportunities for funding and greater access to capital. They will permit CIT to continue its current business activities and increase its deposit-taking capabilities, which will provide further stability and diversity to CIT’s long-term funding model.

        “As the bridge between Wall Street and Main Street, CIT remains one of the few significant sources of liquidity for small and mid-sized businesses who are struggling to survive in today’s challenging environment,” said Jeffrey M. Peek, Chairman and CEO. “Our commitment to the success and continued viability of middle market businesses has not wavered throughout our 100 year history. The middle market is the cornerstone of the U.S. economy, providing more than 32 million jobs nationwide and generating more than $6 trillion in annual revenue. As a bank holding company CIT would be well-positioned to ensure the continued flow of liquidity directly to main street businesses and entrepreneurs.”

        While CIT has been engaged in discussions with Federal and State regulators for several weeks, CIT cannot assure that it will become a bank holding company or that it will participate in the TARP program.

About CIT
CIT (NYSE: CIT) is a global commercial finance company that provides financial products and advisory services to more than one million customers in over 50 countries across 30 industries. A leader in middle market financing, CIT has more than $70 billion in managed assets and provides financial solutions for more than half of the Fortune 1000. A member of the S&P 500 and Fortune 500, it maintains leading positions in asset-based, cash flow and Small Business Administration lending, equipment leasing, vendor financing and factoring. The CIT brand platform, Capital Redefined, articulates its value proposition of providing its customers with the relationship, intellectual and financial capital to yield infinite possibilities. Founded in 1908, CIT is celebrating its Centennial throughout 2008. www.cit.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Important factors that could cause our actual results to be materially different from our expectations include, among others, risks of further economic slowdown, downturn or recession; industry cycles and trends; demographic trends; risks inherent in changes in market interest rates and quality spreads; funding opportunities and borrowing costs; changes in funding markets, including commercial paper, term debt and the asset-backed securitization markets; uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks; adequacy of reserves for credit losses; risks associated with the value and recoverability of leased equipment and lease residual values; application of fair value accounting in volatile markets; changes in laws or regulations governing our business and operations; changes in competitive factors; future acquisitions and dispositions of businesses or asset portfolios; the success, or lack thereof, of the transactions described in this press release; and if our application to the Federal Reserve to become a bank holding company is successful, risks associated with our being a bank holding company. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward- looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
Ken.Brause@cit.com